AMENDMENT AGREEMENT

This Amendment Agreement, dated May 30, 2003 (this "Agreement"), by and among LifePoint, Inc., a Delaware corporation, and each of the holders of shares of the Company's Series C Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock"), named on the signature pages hereto (each, a "Holder", and collectively, the "Holders").

W I T N E S S E T H:

Whereas, pursuant to the Securities Purchase Agreement, dated as of June 20, 2001, between the Company and the Holders (the "Securities Purchase Agreement"), the Company has issued and sold to the several Holders an aggregate of 393,916 shares of Series C Preferred Stock and warrants to purchase shares of the Company's Common Stock (the "Warrants") and in connection therewith the Company and the Holders entered into a Registration Rights Agreement, dated as of June 20, 2001 (the "Registration Rights Agreement");

Whereas, pursuant to the Amendment, dated as of August 16, 2001 (the "First Amendment"), the Company and all of the Holders of shares of Series C Preferred Stock amended certain terms of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants;

Whereas, pursuant to the Amendment, dated as of November 21, 2001 (the "Second Amendment"), the Company and all of the Holders of shares of Series C Preferred Stock amended certain terms of the Registration Rights Agreement and provided for the contractual right to convert the Series C Preferred Stock into shares of Common Stock on the same terms as provided in the Certificate of Designation;

Whereas, pursuant to the Amendment Agreement, dated as of April 4, 2003 (the "Third Amendment"), the Company and all of the holders of shares of Series C Preferred Stock amended certain terms of the Securities Purchase Agreement, the Second Amendment, the Warrants, and the Company's Amended and Restated Certificate of Incorporation; and

Whereas, upon the terms and subject to the conditions of this Agreement, the Company and the Holders wish to amend further the rights of the Holders relating to the Series C Preferred Stock.

Now Therefore, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms that are used herein but are not defined shall have the meanings given to them in the Securities Purchase Agreement):

    Amendment to Securities Purchase Agreement. Section 8(e) of the Securities Purchase Agreement is hereby amended, effective as of the signing hereof, to require the consent of a simple majority of the then outstanding shares of Series C Preferred Stock for an amendment to such Agreement.

    Amendments to Section 2 of Second Amendment. Section 2 of the Second Amendment is hereby reinstated and is hereby amended as follows:
      Section 2(a) of the Second Amendment shall be amended and restated in its entirety to read as follows:

      Notwithstanding the right to convert shares of Series C Preferred Stock into Common Stock pursuant to the Restated Certificate of Incorporation of LifePoint, Inc. (the "Restated Certificate"), the Holders and each person who from time to time is a holder of record of outstanding shares of Series C Preferred Stock shall have the right to convert such shares with the Company in whole at any time or in part from time to time into fully paid and nonassessable shares of Common Stock on the basis provided in this Agreement. Any such conversion of shares shall be made on the same basis and pursuant to the same rights and procedures as provided in the Restated Certificate as if such conversion were a conversion of such shares of Series C Preferred Stock pursuant to the Restated Certificate, subject to the additional provisions set forth in this Agreement.

      The first sentence of Section 2(b) of the Second Amendment shall be amended and restated in its entirety to read as follows:

      The provisions of the Restated Certificate are by this reference incorporated herein as if set forth in full at this place for purposes of setting forth the rights of holders of Series C Preferred Stock to convert shares of Series C Preferred Stock in accordance with the rights provided in this Agreement, subject to the following:

        "Conversion Price" means $3.00, subject to adjustment as provided only in Article XIII, Sections A, B, C and E of the Restated Certificate; provided, however, that with respect to any holder of Series C Preferred Stock that invests in Senior Securities in the New Offering (as such terms are defined in Section 2(c) below), a portion of the shares of Series C Preferred Stock held by such holder (determined on the basis of $2 in stated value of Series C Preferred Stock for each $1 invested in Senior Securities) shall receive a one-time reset of the Conversion Price to the initial conversion price applicable to such Senior Securities, subject to further adjustment only pursuant to Article XIII, Sections A, B, C and E of the Restated Certificate. Unless earlier converted, the Series C Preferred Stock will convert to Common Stock at the Maturity Date.
        Article IV.D of Section 1 of the Restated Certificate, shall be amended and restated in its entirety to read as follows:

        Redemption of Premium: No quarterly Premiums will be paid until the Conversion Date. Upon conversion, any and all outstanding Premium with respect to the shares of the Series C Preferred Stock being converted shall be redeemed by the Company as of such Conversion Date by the issuance of a number of shares of the Common Stock equal to the quotient obtained by dividing (i) the aggregate amount of Premium as of such Conversion Date on the shares being converted by (ii) the New Price. Any fractional shares resulting from the redemption of Premium shall be rounded to the nearest whole share in accordance with Article IV.B (iv).

        Article IV, Section G of the Restated Certificate, shall be amended and restated in its entirety to read as follows:

        Additional Optional Conversion. If at any time after the Issuance Date the Common Stock (including, from and after the Conversion Date, any of the shares of the Common Stock issuable upon conversion of the Series C Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the NSCM, the NNM, the NYSE or the AMEX for an aggregate of ten (10) full trading days in any nine (9)-month period (a "Delisting Event"), each holder of shares of Series C Preferred Stock may convert each of its outstanding shares of Series C Preferred Stock and any unpaid Premium thereon into shares of the Common Stock in accordance with Article IV.A and Article IV.B hereof

        Article V Section B of the Restated Certificate, Increases to Reserved Amount, is deleted in its entirety.
        Article VII Section A(i) of the Restated Certificate, Remedies, and the last sentence of Article VII Section A of the Restated Certificate, Obligation to Cure, are deleted in their entirety.
        The first sentence of Article VIII Section D(i) of the Restated Certificate, Optional Redemption by the Company, shall be amended and restated to read as follows:

        Optional Redemption by Company.

        (i) Provided all shares of the Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act for resale by the holders of such shares of Series C Preferred Stock and (iii) eligible to be traded on either the NSCM, the AMEX, the NYSE, the NNM or the successors of any of them, and provided no Redemption Event has occurred and is continuing, if, at any time after the Issuance Date, the Closing Sales Price of the Common Stock is less than $3.00 for 11 or more consecutive trading days, the Company shall have the right, during the next five (5) trading days, to call all or part of the then outstanding shares of the Series C Preferred Stock for redemption at a redemption price per share of the Stated Value, plus all accrued but unpaid Premium with respect to such share to the date of redemption (hereinafter referred to as the "Optional Redemption Date") designated in the Notice of Redemption, payable in cash on the basis of the Market Price of the Common Stock on such date.

        The remainder of Article VIII Section D(i) of the Restated Certificate remains the same.

        Article XII Section D of the Restated Certificate, Issuance of Other Securities, is deleted in its entirety.
      The holders of the Series C Preferred Stock hereby consent to an amendment to the Restated Certificate (whether by a new certificate of designation or otherwise) to create a new series of Preferred Stock of the Company that will rank senior to the Series C Preferred Stock (i.e. will be "Senior Securities", as such term is defined in the Restated Certificate) and agree to vote in favor of any amendment to the Restated Certificate that creates such new series, if necessary. The holders of the Series C Preferred Stock also consent to the issuance and sale of shares of the Senior Securities (the "New Offering").
    Amendments to the Registration Rights Agreement.
      Section 3b. of the Registration Rights Agreement, Obligations of the Company, shall be amended and restated in its entirety to read as follows:

    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectuses used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements.

    Amendments to Warrants. The Warrants are hereby amended as follows:
      The Warrants shall be amended to provide that the Exercise Price is $3.00, with no corresponding adjustment in the number of shares issuable upon exercise of the Warrants (notwithstanding Section 4 of the Warrants); provided, however, with respect to any holder of Series C Preferred Stock that invests in Senior Securities in the New Offering (as such terms are defined in Section 2(c) above), a portion of the Warrants held by such holder (such portion to be determined based upon the same percentage of such holder's Series C Preferred Stock which received the one-time conversion price reset pursuant to Section 2(b)(i) above) shall receive a one-time rest of the Exercise Price (without adjustment of the number of shares issuable upon exercise of such warrants) to the initial, five-year exercise price of the warrants issued in the New Offering, subject to further adjustment only pursuant to the remaining provisions of the Warrants. The Company shall deliver a replacement Warrant(s), to each of the Original Purchasers within five (5) business days after close and funding of the new financing. Each Original Purchaser shall within five (5) business days after execution of this Agreement, return his, her or its original Warrant(s) to the Company for cancellation, which in any event shall be deemed cancelled upon issuance of the replacement Warrant(s) to such Original Purchaser.

    (b) Sections 4.a, 4.b, and 4.d of the Warrants are deleted in their entirety.

    Effectiveness. The provisions of this Agreement shall only become effective on the date (the "Effective Date") unless otherwise indicated therein, when each of the following conditions has been met: (i) this Agreement shall have been executed and delivered by the Company and the Holder, (ii) the sale by the Company of at least $5 million of securities pursuant to the New Offering, and (iii) the New Offering shall be on terms similar to those outlined in the attached term sheet. From and after the Effective Date, all references in the Securities Purchase Agreement shall be deemed to be references to the Securities Purchase Agreement as amended hereby and by the First Amendment and Second Amendment.
    Third Amendment. The Third Amendment is hereby rescinded and of no further force or effect, except for Sections 1(b) and 2(d) of the Third Amendment which shall continue in full force and effect.
    Confirmation of Agreements; Entire Agreement. Except as amended by this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Securities Purchase Agreement and the Certificate of Designation shall remain in effect in accordance with their respective terms. This Agreement sets forth the entire agreement between or among the parties with respect to the subject matter hereof. In the event of any conflict between provisions of this Agreement and the provision of the Securities Purchase Agreement, the First Amendment, the Second Amendment, the Third Amendment or the Certificate of Designation, the provisions of this Agreement shall prevail.
    Miscellaneous.
      Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.
      Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A telephone line facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.
      Headings, etc. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
      Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.
      Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holders or the holders of record from time to time of the Series C Preferred Stock or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, which, in the case of the Holders shall mean Persons who at the time are holders of record of a majority of the outstanding shares of Series C Preferred Stock, which shall not unreasonably be withheld, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.
      Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.
      Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.
      Survival. The respective representations, warranties, covenants, and agreements of the Holders and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the Effective Date and the issuance of the Conversion Shares and Warrant Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.
      Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.
      Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Remainder of This Page Intentionally Left Blank]

In Witness Whereof, this Agreement has been duly executed by the Holders and the Company by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

LifePoint, Inc.

By:

Name: Linda Masterson

Title: President and

Chief Executive Officer

New England Partners Capital, LLC

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Bomoseen Investments Ltd.

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Dandelion International, Ltd.

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Scorpion Acquisition LLC

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Wallington Investment Holdings Ltd.

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McCarthy Family Partners

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Zanett Lombardier Master Fund II, L.P.

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Omicron Partners, L.P.

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General Conference Corporation Of Seventh-Day Adventists

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Elliott International L.P.

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Elliott Associates, L.P.

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Otato Limited Partnership

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Timberline Opportunity Partners, LP

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Carol Sue Sandler

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PMLDSS Ltd

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Raul M. Rodelas, MD

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Stifel Nicolaus Custodian For A. Ray Cecrle Ira

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The Michael S. Mccord Gst Trust

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H&B Wilson Interests Ltd.

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Brendon Devlin

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Gary Blum

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Dos Cuñados

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AWINN LTD.

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Michel A. Ansalem

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Harry S.Y. Nam

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Exhibit A

Contemplated Financing Term Sheet

Sellers: LifePoint, Inc. ("LifePoint" or the "Company")

Gross Proceeds: Minimum $8.5 million

Maximum $15.0 million

(including conversion of the $2.5 million GCC note and the $1.0 million Bridge loan)

Security: Convertible preferred equity convertible to Common Stock at market (currently $0.30 to $0.50), bearing a dividend of 5% - 8% with a maturity of three years. Unless paid in cash at the Company's option, any dividends are accrued and paid at conversion at the same conversion rate into Common Stock. The Series D Preferred will have seniority to all previous issued stock, including the Series C Preferred.

Warrants: LifePoint will issue 100% - 200% warrants to purchase common stock at $0.30 - $0.75. The warrants will expire, if not exercised, 5 years from the date of issuance.

Mandatory Six (6) months to two years Two (2) years after the initial closing,

Conversion: if the market price of the Common Stock is 2X of the conversion price, the outstanding Series D Preferred will convert to common stock.

Registration rights: LifePoint will register the common shares underlying the convertible preferred stock and warrants, subject to shareholder approval which will be immediately sought.

Series C Amendments: Conditional to this Series D Financing, the Series C holders agree to the following modifications to the current documentation:

      The conversion price of the Series C Preferred stock will effectively be permanently set at $3.00 per share of Common Stock. All reset and price-based anti-dilution provisions will be eliminated.

      However, for every $1 of Series D Preferred purchased by Series C, $2 of Series C will maintain a ONE TIME price reset to $0.30 for the conversion price on the stock and the warrant exercise price will be reset be $0.50, however, the number of warrants will remain the same.

      At maturity, the Series C Preferred converts to Common Stock unless earlier converted.

      Any additional amendments only require approval by a majority of then stockholders.

      All future dividends will be accrued and paid at conversion.

      The Series C Preferred will become junior to the New Series D Convertible Preferred.

      Registration of additional shares issued are subject to shareholder approval, which should be immediately sought.

7th Day Amendment: Conditional to this Series D Financing, the $2.5 million loan from the 7th Day Adventists will convert into this offering, with the 7th Day Adventists on an equal priority position with the investors in the Series D.

Conditions to closing:

1. Completion of due diligence.

2. Completion of definitive transactional documents.